WARRANT AGREEMENT

     AGREEMENT, dated as of this 16th day of April, 2001, by and among EB2B COMMERCE, INC., a New Jersey corporation (the "Company"), AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Warrant Agent"), and COMMONWEALTH ASSOCIATES, L. P., a New York limited partnership ("Commonwealth"), as representative of the placement agents (the "Placement Agents").

                              W I T N E S S E T H

     WHEREAS, in connection with a private placement (the "Bridge Financing") of up to 100 units ("Units"), each Unit consisting of (i) $100,000 principal amount of 117% promissory notes (the "Notes"), and (ii) 200,000 common stock purchase warrants (the "Warrants"), each Warrant exercisable to purchase one share of the Company's common stock (the "Common Stock"), the Company will issue up to 20,000,000 Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;


     NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Call Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.05 per Warrant.

          (b) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 200,000,000 authorized shares of Common Stock.

          (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at 59 Maiden Lane, New York, New York 10038.

          (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the certificate representing such Warrant (the "Warrant Certificate"), with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) if payment is to be made in cash, cash or an official bank or certified check made payable to the Company,

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     of an amount in lawful money of the United  States of America  equal to the
     Exercise Price.

          (e) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $.93 per share, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof and subject further to the Company's right to reduce the Exercise Price upon notice to all Registered Holders.

          (f) "Initial Warrant Exercise Date" shall mean the earlier of (i) the date on which the Company shall have obtained the Shareholder Approval, as defined in Section 15, (ii) the date the Shareholder Approval is no longer required, whether because the Common Stock is no longer listed on the Nasdaq Stock Market or otherwise, or (iii) the Acceleration Date, as defined in Section 15.

          (g)  "Registered  Holder" shall  mean the  person  in whose  name any
     certificate   representing  Warrants  shall  be  registered  on  the  books maintained by the Warrant Agent pursuant to Section 6.

          (h) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

          (i) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the second anniversary of the Initial Warrant Exercise Date or, with respect to Warrants which are outstanding as of the Optional or Mandatory Redemption Date (as defined in Sections 11 and 15, respectively), the applicable Redemption Date, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

          (j) "Warrant Shares" shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

          (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

          (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 20,000,000 shares of Common Stock, subject to adjustment as described in Sections 8 and 15 hereof, upon the exercise of Warrants in accordance with this Agreement.

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

          (c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect (a) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (b) any acceleration of the Initial Warrant Exercise Date pursuant to Section 15 hereof and (c) other modifications approved in accordance with Section 18 hereof.


SECTION 3.  FORM AND EXECUTION OF WARRANT CERTIFICATES.

          (a) The  Warrant  Certificates  shall  be  substantially  in the  form
     annexed   hereto  as  Exhibit  A (the  provisions  of  which  are  hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letters BFW.

          (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by its Chief Financial Officer, Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder.

SECTION 4. EXERCISE.

          (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the

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

     securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder). Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of Commonwealth or such other investment banks and brokerage houses as the Company shall approve, certificates shall immediately be issued without any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

          (b) The Registered Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (4)(b), by surrendering the Warrant Certificate at the principal office of the Company or at the office of its stock transfer agent, accompanied by an irrevocable notice stating such Registered Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date of the notice of such intent to exchange (the "Notice of Exchange"). The Registered Holder may send a Notice of Exchange to the Company prior to the Initial Warrant Exercise Date. The Warrant Exchange shall take place on the later of (i) the date the Notice of Exchange is received by the Company or
     (ii) the Initial Warrant Exercise Date (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Registered Holder as soon as is reasonably practicable following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Registered Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (10)(a) hereof, except that for purposes hereof, the date of exercise, as used in such Section (10)(a) hereof, shall mean the date of the Notice of Exchange.


          (c) The holders of the Notes may at any time prior to the Maturity Date present the Notes to the Company in payment of the Exercise Price of all or any portion of the Warrants.


SECTION 5. RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

          (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of

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

     Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).



          (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.



          (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.


          (d) The Warrant Agent is hereby irrevocably  authorized to requisition
     the  Company's  Transfer  Agent  from  time  to  time  for   certificates
     representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.


     SECTION  6.  EXCHANGE  AND   REGISTRATION  OF  TRANSFER.   Subject  to the
restrictions on transfer contained in the Warrant Certificates and the Subscription Agreements between the Company and the purchasers of Units:

          (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

          (c)  With  respect  to  all  Warrant   Certificates   presented   for
     registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be

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

     duly  endorsed,   or  be  accompanied  by  a  written   instrument  or
     instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

          (d) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation of the Warrant Agent, or disposed of or destroyed, at the direction of the Company.


          (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.


     SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe. SECTION 8.


     ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:


          (a) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase

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

     shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price on such record date or less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of
     (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of
     (x) the number of shares of Common Stock outstanding on such record date and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the (x) number of shares outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less (y) the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be effective at the time any such distribution is made.

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

          (d) In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (a) above, (ii) upon exercise of options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection
     (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 5% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of any issuance unless such excess issuances are approved by the
     independent (i.e.,   non-employee)  members  of  the  Company's  Board  of
     Directors), (iii) upon exercise of options, rights, warrants, convertible securities and convertible debentures outstanding as of the date hereof, issued in transactions describe in Subsection (b) above, or upon issuance of, subsequent exercise or conversion of or payment of in-kind interest or dividends on, any securities issued to investors or Placement Agents and/or their designees in the Bridge Financing or upon conversion or exercise of such securities, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) issued in a private placement where the Offering Price (as defined below) is at least 85% of the current market price, (vi) issued in a bona fide public offering pursuant to a firm commitment underwriting, or (vii) issued in connection with an acquisition of a business or technology which has been approved by the Company's Board of Directors but only if no adjustment is required pursuant to any other specific subsection of this Section 8 with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the current market price or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and
     (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (h) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          (e)  In case the  Company  shall   hereafter  issue  any  securities
     convertible into or exercisable or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (b), (c) and (d)(i) through (vii) above) for a consideration per share of Common Stock (the "Exchange Price") initially deliverable

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

     upon conversion, exercise or exchange of such securities (determined as provided in Subsection (h) below) less than the current market price or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration paid for such securities (or the aggregate exercise price if such convertible securities are options or warrants) would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance and
     (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial Exchange Price or (ii) in the event the Exchange Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (h) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

          (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a), (b), (c), (d) and (e) above or (k) below, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be
     made   hereunder;

          (h) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:


               (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions,
          discounts  or other   expenses   incurred  by  the  Company  for  any
          underwriting of the issue or otherwise in connection therewith;

               (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company
          (irrespective of the   accounting   treatment   thereof),    whose
          determination shall be conclusive; and

               (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (h)).

                    (i) For the  purpose of any  computation  under  Subsections
               (b), (c), (d) and (e) above and Section 15(a) below, the current market price per share of Common Stock at any date shall be deemed to be the higher of (i) the average of the prices for 30 consecutive business days before such date, or (ii) the average of the prices for five consecutive business days immediately preceding such date determined as follows: (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market;


                    (ii) If the Common  Stock is not so listed or  admitted  to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the closing price for such business day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or


                    (iii) If the Common  Stock is not so listed or  admitted  to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (j) All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Excise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or
     distribution   in  shares  of  Common  Stock,   or  any   subdivision,
     reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Notes and the Warrants);


          (k) No adjustment under Subsections (b), (c), (d) and (e) shall be required for issuances below the current market price if (A) the current market price is at least 200% of the Exercise Price then in effect and (B) a registration statement covering the Warrant Shares is in effect and remains in effect for the 90 days after such issuance or Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") is available for resale of all of the Warrant Shares.

          (l) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to
     (k), inclusive above.

          (m) In case of any reclassification or capital reorganization, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Warrant shall have the right thereafter upon conversion of this Warrant in accordance with the provisions of this Section 8, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Warrant immediately prior to such reclassification, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

     SECTION 9. REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Company agrees to register the Warrant Shares for resale under the Securities Act on the terms and subject to the conditions set forth in Article IV of the Subscription Agreement between the Company and each of the investors in the Bridge Financing.


     SECTION 10. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ("NMS"), the current market value shall be the average of the last reported sale prices of the Common Stock on such exchange for the 10 trading days prior to the date of exercise of this Warrant; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day's market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

          (b) If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the 10 trading days prior to the date of the exercise of this Warrant; or

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

     SECTION 11. OPTIONAL REDEMPTION

          (a) On not less than 30 days' written notice (the "Optional Redemption Notice") to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at the Call Price, provided
     (i) the market price (determined in accordance with Section 10 hereof) shall exceed 300% of the then current Exercise Price for the 20 consecutive trading days ending on the fifth trading day prior to the date of the Optional Redemption Notice (the "Target Price"), subject to adjustment as set forth in Section 11(f) hereof, (ii) the Common Stock is traded on a national securities exchange or the Nasdaq SmallCap or National Market System, (iii) a registration statement covering the Warrant Shares filed under the Securities Act has been declared effective and remains effective for at least 90 days following the date fixed for redemption of the Warrants (the "Optional Redemption Date"), and (iv) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Warrant Shares.

          (b) If the conditions set forth in Section 11(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail an Optional Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.


          (c) The Optional Redemption Notice shall specify (i) the Call Price,
     (ii) the Optional Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New
     York  time) on the business  day  immediately   preceding  the  Optional
     Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Optional Redemption Date. On and after the Optional Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Call Price.

          (e) From and after the Optional Redemption Date, the Company shall, at the place specified in the Optional Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Call Price of each such Warrant. From and after the Optional Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Call Price, shall cease.

     SECTION 12. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

     SECTION 13. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

     SECTION 14. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

          (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney
     duly authorized  in  writing  and  only  if  the  Warrant   Certificates
     representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

          (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.


     SECTION 15. SHAREHOLDER  APPROVAL.

          (a) If the Company shall fail to obtain shareholder approval described in Section 7 of the Notes and Section 6(c) of the designation of rights, powers and preferences governing the Series C Convertible Preferred Stock issuable in connection with the Bridge Financing (the "Shareholder Approval") in accordance with rules of the Nasdaq Stock Market on or before September 30, 2001, then the holders of not less than 50% of the outstanding Warrants may, by delivery of written notice to the Company, elect to take either or both of the following actions with respect to the
     Warrants:

               (i) Accelerate the Initial Warrant Exercise Date to October 1, 2001 or such later date (the "Acceleration Date") as shall be specified in the written notice to the Company; or

               (ii) Cause the Company to redeem all of the Warrants at a redemption price per Warrant equal to the greater of (1) 200% of the Exercise Price or (2) the difference between the Exercise Price and the market price of the Common Stock on the earlier of September 30, 2001 or the date of the meeting at which Shareholder Approval was not obtained (the "Mandatory Redemption Price"). The Mandatory Redemption Price shall be payable, at the option of the Company, in cash or in Warrant Shares at the then current market price of the Company's Common Stock, provided that (i) a registration statement covering the Warrant Shares filed under the Securities Act has been declared effective and remains effective for at least 90 days following the date fixed for redemption of the Warrants (the "Mandatory Redemption Date") and (ii) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Warrant Shares

               (b) If the Company is required to redeem the Warrants pursuant to
          Section 15(a) hereof (the "Mandatory Redemption"), then the Company shall,

                    (i) within 10 days of the date the holder  delivers  written notice of the election to the Company (the "Election Date"), mail a written notice (the "Mandatory Redemption Notice") to each Registered Holder of the Warrants, first class, postage prepaid, at his last address as shall appear on the records by the Company. The Mandatory Redemption Notice shall specify (1) the Mandatory Redemption Date, which shall be 20 days after the Election Date, (2) the Mandatory Redemption Price, (3) whether the Warrants will be redeemed in cash or for shares of Common Stock, (4) the place where Warrant Certificates shall be delivered and the redemption price paid, and (5) that the right to exercise any Warrants being redeemed shall terminate at 5:00 P.M. (New York time) on the business day preceding the Mandatory Redemption Date;

                    (ii) from and after the  Mandatory Redemption  Date, at the
               place  specified  in  the  Mandatory Redemption  Notice,   upon
               presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum of cash or a number of shares of Common Stock equal to the Mandatory Redemption Price of each such Warrant. From and after the Mandatory Redemption Date and upon the deposit or setting aside by the Company of a sum of cash or of shares of Common
               Stock   sufficient   to  redeem  all  the  Warrants  called  for
               redemption, any Warrants called for redemption shall expire and become void and all rights hereunder and under the Warrant Certificates representing such Warrants, except the right to receive payment of the Mandatory Redemption Price upon the
               surrender   of   such   Warrant   Certificates,  shall  cease.


          Notwithstanding anything contained in Section 15(b) to the contrary, if the shares of Common Stock of the Company are no longer listed for trading on the Nasdaq Stock Market or the Company has received a waiver from Nasdaq with respect to the Conversion Limitation (as defined in Section 7 of the Notes) and/or the Shareholder Approval, then the provisions of Subsections 15(a)(i) and (ii) shall no longer be applicable.

     SECTION 16. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

     SECTION 17. CONCERNING THE WARRANT AGENT.

          (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

          (b) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by its agents or employees, from time to time as it may request, such original books of accounts and record (including original Warrant Certificates surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office as specified in Section 17, during normal business hours.

          (c) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, Chief Executive Officer, President, any Vice President, its Secretary, or any Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

          (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.


          (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

          (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

          (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants orother securities of the

     Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     SECTION 18. MODIFICATION OF AGREEMENT. The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from an increase in the size of the Bridge Financing; (iii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from the conversion of warrants issued to the Placement Agents or their designees in connection with the Bridge Financing; or (iv) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Company, Commonwealth and the holders of at least a majority of the outstanding Warrants except that nothing
shall prevent  the  Company  and  a  Registered   Holder  from   consenting  to
modifications to this Agreement which affect or are applicable to such Registered Holder only.

     SECTION  19.  NOTICES.  All   notices,   requests,   consents  and  other
communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 757 Third Avenue, Suite 302, New York, New York 10017, Attention: John J. Hughes, Jr., Esq.; if to the Warrant Agent, at its Corporate Office and if to the Placement Agents, c/o Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022, Attention: Carl Kleidman.

     SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 21. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective
successors   and  assigns)  and  the  holders  from  time  to  time of  Warrant
Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     SECTION 22. TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the close of business on the second day following the Warrant Expiration Date; or (ii) the date upon which all Warrants have been exercised.

     SECTION 23. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        EB2B COMMERCE, INC.
                                        By:      /s/ Alan Andreini
                                            --------------------------------
                                            Name:  Alan Andreini
                                            Title: Chief Executive Officer



                                        AMERICAN STOCK TRANSFER & TRUST COMPANY
                                        By:      /s/ Herb Lemmer
                                            --------------------------------
                                            Name:  Herb Lemmer
                                            Title:  General Counsel



                                        COMMONWEALTH ASSOCIATES, L.P.
000000                                  By:   Commonwealth Associates Management
                                              Company, Inc., its general partner

                                        By:      /s/ Joseph Wynne
                                            --------------------------------
                                        Name:  Joseph Wynne
                                        Title:  Secretary

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No.  BFW _____;                                               ________ Warrants

                          VOID AFTER ____________, 200_

                WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                               EB2B COMMERCE, INC.

          This  certifies  that  FOR  VALUE  RECEIVED   ________________________
or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of common stock ("Common Stock") of eB2B Commerce, Inc., a New Jersey corporation (the "Company"), at any time commencing on the Initial Exercise Date (as defined in the Warrant Agreement) and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as warrant agent, or its successor (the "Warrant Agent"), accompanied by payment of an amount equal to $.93 per share for each Warrant (the "Exercise Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to eB2B Commerce, Inc. The Company may, at its election, reduce the Exercise Price.


          This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ___________, 2001 by and among the Company, the Warrant Agent and Commonwealth Associates, L.P., as representative of the placement agents.

          In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common
Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

          Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

          The term "Expiration Date" shall mean 5:00 P.M. (New York time) on the second anniversary of the Initial Closing Date. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Expiration Date.

          This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

          The Warrants are subject to optional and mandatory redemption by the Company under certain circumstances described in the Warrant Agreement.

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                        EB2B COMMERCE, INC.

Dated:  May 1, 2001;


                                        By:_____________________________
                                        Name:    Alan Andreini
                                        Title:  Chief Executive Officer


                                        By:_____________________________
                                        Name:    Victor Cisario
                                        Title:  Chief Financial Officer

                                SUBSCRIPTION FORM
                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

          The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------
                     [please print or type name and address]

and be delivered to

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------
                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:______________________        Number of Warrants Exercised ___________
X______________________

      __________________            Check if Cashless Exercise Election ________
                                    (Section 4(b) of Warrant Agreement)
      ------------------
                                    Address

                                    ---------------------------------

Taxpayer Identification Number


--------------------------
Signature Guaranteed

                                   ASSIGNMENT
                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------
                     [please print or type name and address]

_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________________________ _______________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:   ____________________
X________________________

Signature Guaranteed

-------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (A BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.

                                       24